UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

G-INFRA LP

(Exact name of registrant as specified in its charter)

Delaware	000-56867	33-2821255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, NY	10282
(Address of principal executive offices)	(Zip Code)

312-655-4702

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 30, 2026, G-INFRA LP (the “Partnership” or the “Borrower”) entered into a Senior Credit Agreement (the “Agreement”) with Societe Generale (“SocGen”), as administrative agent, calculation agent, lead arranger and lender, and the other parties thereto. Capitalized terms used but not otherwise defined in this Item 2.03 shall have the meanings given to them in the Agreement.

Pursuant to the Agreement, the lenders have committed to provide up to $50 million of credit to the Borrower. The Agreement includes an uncommitted accordion feature that allows the Borrower to increase the commitment under the facility to up to $450 million in the aggregate under certain conditions. Each loan under the facility will accrue interest at a rate per annum equal to the applicable Benchmark, Alternative Base Rate or Central Bank Rate plus an applicable margin. The interest rate margin for loans under the Private Asset Tranche is, in the case of Benchmark Rate Loans, 2.85% per annum, and in the case of Alternate Base Rate Loans, 1.85% per annum. The interest rate margin for loans under the Liquid Asset Tranche is, in the case of Benchmark Rate Loans, 1.70% per annum, and in the case of Alternate Base Rate Loans, 0.70% per annum. The Borrower is also obligated to pay other customary fees and expenses, including upfront fees and commitment fees, for a credit facility of this size and type. The Agreement has a maturity date on September 28, 2029 with respect to the Private Asset Tranche and on September 30, 2027 with respect to the Liquid Asset Tranche, unless there is an earlier termination or an acceleration following an event of default.

The Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants, including a Maximum LTV threshold of 50%, above which certain provisions will be triggered.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1+	Senior Credit Agreement, dated as of September 30, 2026, among G-INFRA LP, as borrower, Societe Generale, as administrative agent, calculation agent, lead arranger and lender, and the other parties thereto.

104	Cover Page Interactive Data File, formatted in Inline XBRL

+	Schedules of the exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-INFRA LP

/s/ Mallika Sinha
Date: October 6, 2026	Name:	Mallika Sinha
	Title:	Chief Financial Officer

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